Exhibit (a)(1)

CERTIFICATE OF AMENDMENT

to

CERTIFICATE OF TRUST

of

ING EMERGING MARKETS HIGH DIVIDEND Equity Fund

a Delaware Statutory Trust

This Certificate of Amendment to Certificate of Trust of ING Emerging Markets High Dividend Equity Fund (the “Fund”) is being duly executed and filed in order to change the name of the Fund.

Name. The current name of the Fund is:

ING EMERGING MARKETS high dividend Equity FUND

Amendment. Effective on May 1, 2014, the name of the Fund is changed to:

VOYA EMERGING MARKETS high dividend Equity Fund

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned does hereby make and enter into this Certificate of Amendment to Certificate of Trust as of this 23rd day of January, 2014.

/s/ Colleen D. Baldwin ________________________________ Colleen D. Baldwin, as Trustee	/s/ Russell H. Jones ________________________________ Russell H. Jones, as Trustee
/s/ John V. Boyer ________________________________ John V. Boyer, as Trustee	/s/ Patrick W. Kenny ________________________________ Patrick W. Kenny, as Trustee
/s// Patricia W. Chadwick ________________________________ Patricia W. Chadwick, as Trustee	/s/ Shaun P. Mathews ________________________________ Shaun P. Mathews, as Trustee
/s/ Albert E. DePrince ________________________________ Dr. Albert E. DePrince, Jr., as Trustee	/s/ Joseph E. Obermeyer ________________________________ Joseph E. Obermeyer, as Trustee
/s/ Peter S. Drotch ________________________________ Peter S. Drotch, as Trustee	/s/ Sheryl K. Pressler ________________________________ Sheryl K. Pressler, as Trustee
/s/ J. Michael Earley ________________________________ J. Michael Earley, as Trustee	/s/ Roger B. Vincent ________________________________ Roger B. Vincent, as Trustee